UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 15, 2016

HELIUS MEDICAL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Wyoming	000-55364	36-4787690
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Suite 400, 41 University Drive
Newtown, Pennsylvania	18940
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 809-2018

____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events

In its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 18, 2016 (the “Original Report”), Helius Medical Technologies, Inc. (the “Company”) filed a notice of meeting and record date relating to its annual meeting of stockholders to be held on Thursday, September 15, 2016 (the “2016 Annual Meeting”). As indicated in the notice filed with the Original Report, the record date for determination of stockholders of record entitled to vote at the 2016 Annual Meeting will be August 10, 2016. More information regarding the 2016 Annual Meeting will be disclosed in the Company’s proxy statement which the Company will file with the SEC.

Pursuant to Section 2.19 of the Company’s Amended and Restated Bylaws, the deadline for the receipt of any matter brought by a shareholder to be considered as a proper purpose for consideration at the 2016 Annual Meeting shall be not later than the close of business on July 28, 2016, including any proposal to nominate persons for election to the Company’s Board of Directors. The Company will have discretionary authority to vote on any matters brought by shareholders after July 29, 2016.

Matters for consideration as a proper purpose at the 2016 Annual Meeting should be sent to the Company at its principal executive offices located at Suite 400, 41 University Drive, Newtown, Pennsylvania 18940, and addressed to Joyce LaViscount, Chief Financial Officer and Chief Operating Officer. All matters presented by shareholders must comply with applicable Wyoming law, the rules and regulations promulgated by the SEC and the procedures set forth in the Company’s Amended and Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIUS MEDICAL TECHNOLOGIES, INC.
Date: July 20, 2016
	By:	/s/ Joyce LaViscount
	Name:	Joyce LaViscount
	Title:	Chief Financial Officer and Chief Operating Officer